Exhibit 99.1
Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 4, 2021, Voya Financial, Inc. (the “Company”), completed the sale of its Individual Life and legacy non-retirement annuities business to affiliates of Resolution Life U.S. Holdings Inc., a Delaware corporation (“Resolution Life US”). Pursuant to the sale, Resolution Life US has acquired all of the shares of the capital stock of Security Life of Denver Insurance Company, a Colorado-domiciled life insurance company (“SLD”), and several other subsidiaries of the Company associated with the Company’s life insurance business.

Concurrently with its acquisition by Resolution Life US, SLD entered into reinsurance agreements with ReliaStar Life Insurance Company (“RLI”), ReliaStar Life Insurance Company of New York (“RLNY”), and Voya Retirement Insurance and Annuity Company (“VRIAC”), each of which is a direct or indirect wholly owned subsidiary of the Company. Pursuant to these agreements, RLI and VRIAC have reinsured to SLD a 100% quota share, and RLNY has reinsured to SLD a 75% quota share, of their respective in-scope individual life insurance and annuities businesses. RLI, RLNY, and VRIAC remain subsidiaries of the Company. The sale of SLD and other subsidiaries of the Company along with the aforementioned reinsurance transactions are referred to herein as the "Individual Life Transaction”.

The Unaudited Pro Forma Condensed Consolidated Financial Statements included herein should be read in conjunction with the Company’s unaudited Condensed Consolidated Financial Statements included in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2020, filed with the Securities and Exchange Commission (“SEC”) on November 5, 2020, as well as the Company’s audited Consolidated Financial Statements included in its Annual Report on Form 10-K filed with the SEC on February 21, 2020. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2020 was derived from the historical Condensed Consolidated balance sheet and the pro forma adjustments give effect to events that are directly attributable to the Individual Life Transaction as if the Individual Life Transaction occurred on September 30, 2020. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 were derived from the historical Consolidated Statements of Operations and the pro forma adjustments give effect to events that are directly attributable to the Individual Life Transaction as if the Individual Life Transaction occurred on January 1, 2019. These pro forma adjustments reflect adjustments that are based upon available information and certain assumptions that are factually supportable, and that management believes are reasonable under the circumstances.

The assets and liabilities and the results of operations of the disposed entities have already been reflected in the Company’s historical consolidated financial statements as discontinued operations. As such, the assets and liabilities related to the businesses sold have been segregated and classified in the historical Consolidated Balance Sheet as “held for sale,” and the operating results therefrom have been presented outside of income from continuing operations in the Consolidated Statement of Operations as a part of “Income (loss) from discontinued operations, net of tax.” However, the components of the individual life insurance and non-retirement annuities business to be disposed of through reinsurance have remained, and will continue to remain, as part of the Company’s continuing operations.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented based on information available upon closing of the Transaction and are not reflective of the Company’s financial position had the Transaction occurred on September 30, 2020 or of the Company’s results of operations during the periods presented had the Transaction occurred on January 1, 2019. Additionally, the Unaudited Pro forma Condensed Consolidated Financial Statements do not reflect future events that are not directly attributable to the Individual Life Transaction. Actual results during future periods may vary significantly from the results reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements included herein.

Voya Financial, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2020

	September 30, 2020	Total Pro Forma		September 30, 2020
(Dollars in millions)	(As Reported)	Adjustments		(As Adjusted)
Assets:
Total investments	$56,081	$(10,383)	(1)(2)(3)	$45,698
Cash and cash equivalents	1,052	566	(1)(2)(3)	1,618
Short-term investments under securities loan agreements	664	—		664
Accrued investment income	545	—		545
Premium receivable and reinsurance recoverable, net	3,657	8,836	(3)	12,493
Deferred policy acquisition costs and Value of business acquired	1,669	—		1,669
Deferred income taxes	1,314	48	(2)(3)	1,362
Other assets	812	1,810	(1)(3)	2,622
Assets related to consolidated investment entities	2,613	—		2,613
Assets held in separate accounts	82,879	—		82,879
Assets held for sale	20,180	(20,180)	(4)	—
Total assets	171,466	(19,303)		152,163

Liabilities and Shareholders’ Equity:
Future policy benefits	10,295	—		10,295
Contract owner account balances	42,187	—		42,187
Payables under securities loans and repurchase agreements	575	—		575
Long-term debt	3,044	—		3,044
Derivatives	434	92	(3)	526
Pension and other postretirement provisions	375	—		375
Current income taxes	9	—		9
Other liabilities	1,419	—		1,419
Liabilities related to consolidated investment entities	1372	—		1372
Liabilities related to separate accounts	82,879	—		82,879
Liabilities held for sale	18,232	(18,232)	(4)	—
Total liabilities	160,821	(18,140)		142,681

Shareholders’ Equity
Common stock	2	—		2
Treasury stock	(889)	—		(889)
Additional paid-in capital	11,213	—		11,213
Accumulated other comprehensive income (loss)	4,483	(2,540)	(3)(4)	1,943
Retained earnings	(5,152)	1,377	(1)(3)(4)	(3,775)
Total shareholders’ equity	9,657	(1,163)		8,494
Noncontrolling interest	988	—		988
Total shareholders’ equity	10,645	(1,163)		9,482
Total liabilities and shareholders’ equity	$171,466	$(19,303)		$152,163

Voya Financial, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2020

	Nine Months Ended			Nine Months Ended
	September 30, 2020	Total Pro Forma		September 30, 2020
(Dollars in millions)	(As Reported)	Adjustments		(As Adjusted)

Total revenues	$5,419	$(1,008)	(5)(8)	$4,411
Total benefits and expenses	5,568	(1,257)	(5)(6)	4,311
Income (loss) from continuing operations before income taxes	(149)	249		100

Income tax expense (benefit)	(73)	53	(11)	(20)
Income (loss) from continuing operations	$(76)	$196		$120

Voya Financial, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2019

	Twelve Months Ended			Twelve Months Ended
	December 31, 2019	Total Pro Forma		December 31, 2019
(Dollars in millions)	(As Reported)	Adjustments		(As Adjusted)

Total revenues	$7,476	$431	(5)(7)(8)	$7,907
Total benefits and expenses	6,916	(793)	(5)(6)(7)	6,123
Income (loss) from continuing operations before income taxes	560	1,224		1,784

Income tax expense (benefit)	(205)	27	(9)	(178)
Income (loss) from continuing operations	$765	$1,197		$1,962

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1) reflects the receipt of aggregate purchase price consideration (consisting of cash, interests in RLGH and certain other affiliates of Resolution Life US, and surplus notes issued by SLD) received on the closing date based on the estimated amounts used for closing, which are subject to a post-closing true up, and net of transaction expenses. Deferred portions of the aggregate purchase price are reflected as a receivable in other assets.

(2) reflects an increase in deferred tax assets due to the deductibility of certain transaction costs.

(3) reflects the impact of the reinsurance transactions with subsidiaries of Resolution Life US, including (i) a net gain of $1,188 million from the transfer of investments pursuant to coinsurance arrangements, net of the amortization of deferred policy acquisition costs and taxes, (ii) certain non-recurring costs, net of tax, related to the termination of certain legacy financing agreements, (iii) corresponding impacts to deferred tax assets, representing the deductibility of such items, (iv) the related retained earnings impact and (v) the recognition of a reinsurance recoverable, deferred cost of reinsurance and deposit asset (for blocks of business that do not meet risk transfer).

(4) reflects the (i) completion of the sale of assets and liabilities previously held for sale and a reduction in accumulated other comprehensive Income (loss) ("AOCI") associated with the businesses sold and (ii) reclassification of $230 million of tax benefits from AOCI into retained earnings.

(5) reflects the conversion of the historical operating results of the components of the individual life insurance and non-retirement annuities business disposed of through reinsurance to a reinsurance basis of accounting.

(6) reflects the adjustment for amortization of deferred intangibles related to (i) deferred cost of reinsurance established for the portion of the transaction that involves a sale through reinsurance and (ii) deposit asset established for the block of business that did not meet risk transfer.

(7) reflects a non-recurring realized gain on the investments transferred pursuant to coinsurance arrangements, net of amortization of deferred policy acquisition costs and breakage costs on existing financing arrangements.

(8) reflects transition services revenues.

(9) reflects tax expense (benefits) on the aggregate pretax, pro forma adjustments at a statutory tax rate of 21%. Amounts for the year ended December 31, 2019 also reflect the recognition of $230 million of tax benefits previously included within AOCI.

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